EX-99.9

April 2, 2004

Board of Directors
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI  48951

         Re:      Jackson National Life Insurance Company
                  Jackson National Separate Account I
                  Registration Statement on Form N-4 (File No. 811-08664)

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for the Individual Fixed and Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company and its separate account, Jackson National Separate Account - I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. Jackson National Separate Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to
                  Section 8(a) of the Act.

         2. Upon the acceptance of premiums made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement.

                                    Sincerely,


                                    By:/s/ Susan S. Rhee
                                       Susan S. Rhee
                                       Assistant Vice President
                                           and Associate General Counsel
                                       Jackson National Life Insurance Company